BYLAWS
OF
Barutiwa Communication Media Link, Corp.
(a Wyoming corporation)


                              ARTICLE I
                             SHAREHOLDERS

SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by
Section 17-16-625 of the Wyoming Business Corporation Act
(Business Corporation Act) and by any other applicable provision of law, shall be signed, either manually or in facsimile, by any two of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

FRACTIONAL SHARES OR SCRIP. The corporation may: issue fractions of a share or pay in money the value of fractions of a share; arrange for disposition of fractional shares by the shareholders; or issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share.
Each certificate representing scrip shall be conspicuously labeled scrip and shall contain the information required by subsection (b) of Section 17-16-625 of the Business Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any conditions considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term share or shares or shareholder or shareholders refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

SHAREHOLDER MEETINGS.
TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.
PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Wyoming as the directors shall from time to time fix.
CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.
NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.
The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date.
Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. The corporation shall give notice to shareholders not entitled to vote in any instance where such notice is required by the provisions of the Business Corporation Act. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, be signed, either manually or in facsimile, by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;
and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
The term notice as used in this paragraph shall mean notice as prescribed by Section 17-16-141 of the Business Corporation Act.
VOTING LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders meeting.
The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of subsection (c) of
Section 17-16-1602 of the Business Corporation Act, to copy the list, during regular business hours and at his expense, during the period it is available at the meeting, and any shareholder, his agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.
CONDUCT OF MEETING.  Meetings of the
shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chair to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chair of the meeting shall appoint a secretary of the meeting.
PROXY REPRESENTATION. A shareholder or his agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing, either manually or in facsimile, an appointment form or by an electronic transmission as provided in Section 17-16-722 of the Business Corporation
Act.  An appointment of a proxy is effective as provided in
Section 17-16-722 of the Business Corporation Act. An appointment is valid for eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable unless the appointment form or electronic transmission conspicuously states that it is irrevocable and appointment is coupled with an interest.
SHARES HELD BY NOMINEES.  The corporation may
 establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.
QUORUM. Unless the articles of incorporation or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.
Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.
VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Business Corporation Act require a greater number of affirmative votes.
ACTION WITHOUT MEETING. Any action required or permitted by the provisions of the Business Corporation
Act to be taken at a shareholders meeting may be taken without a meeting in accordance with the provisions of
Section 17-16-704 of the Business Corporation Act if notice of the action is given to all voting shareholders and the action is taken by the holders of all shares entitled to vote on the action. The action taken under this paragraph shall be evidenced by one or more written consents describing the action taken, signed, either manually or in facsimile, by the holders of all shares entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                         ARTICLE II
                     BOARD OF DIRECTORS

FUNCTIONS GENERALLY - COMPENSATION.
All corporate
Powers shall be exercised by or under the authority of, and the business affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.
QUALIFICATIONS AND NUMBER. A director need not be a
Shareholder, a citizen of the United States, or a resident of the State of Wyoming. The initial Board of Directors shall consist of one person, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than one nor more than seven. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If not so fixed, the number shall be one. The number of directors shall never be less than one. After shares are issued, only the shareholders may change the range for the size of the Board of Directors or change from a fixed to a variable range Board or vice versa.
TERMS AND VACANCIES. The terms of the initial directors of the corporation expire at the first shareholders meeting at which directors are elected.
    The terms of all other directors expire at the next annual shareholders meeting following their election.
    A decrease in the number of directors does not shorten an incumbent directors term. The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected.
    Despite the expiration of a directors term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
MEETINGS.
TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected
Board shall be held as soon after its election as the directors may conveniently assemble.
PLACE. The Board of Directors may hold regular or special meetings within or outside of the State of Wyoming at such place as shall be fixed by the Board.
CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.
NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.
Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting.
A director may waive any notice required by the Business
Corporation Act or by these Bylaws before or after the date and time stated in the notice. A directors attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed, either manually or in facsimile, by the director entitled to the notice, and filed with the minutes or corporate records.
QUORUM AND ACTION. Unless otherwise specifically provided in the Business Corporation Act, a quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may communicate with each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
CHAIRMAN OF THE MEETING.  Meetings of the
Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting
- the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.
REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 17-16-808 of the Business
    Corporation Act.
COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of members to it shall be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required by the articles of incorporation or these Bylaws to take action under the provisions of
    Section 17-16-824 of the Business Corporation Act. The provisions of Sections 17-16-820 through 17-16-824 of the Business Corporation Act, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors under Section 17-16-801 of the Business Corporation Act except such authority as may not be delegated under the Business Corporation Act.
ACTION WITHOUT MEETING.  Action required or permitted
By the Business Corporation Act to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed, either manually or in facsimile, by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this paragraph shall be effective when the last director signs the consent, unless the consent specifies a different effective date.

                            ARTICLE III
                             OFFICERS

     The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation.

     A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

     Each officer of the corporation shall have the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing the minutes of the directors and shareholders meetings and for authenticating records of the corporation.

     The Board of Directors may remove any officer at any time with or without cause.

                             ARTICLE IV
                     REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

                             ARTICLE V
                           CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                            ARTICLE VI
                            FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                            ARTICLE VII
                        CONTROL OVER BYLAWS

     The Board of Directors may amend or repeal these Bylaws unless the articles of incorporation or the Business Corporation Act reserve this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors. A
Bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed only in accordance with the provisions of Section 17-16-1022 of the
 Business Corporation Act. No provision of this Article shall be construed as purporting to negate the requirements of
Section 17-16-1021 of the Business Corporation Act.

     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of BARUTIWA
COMMUNICATION MEDIA LINK CORP., a corporation of the State of Wyoming, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated:  May 11, 2000
Latasha N. Bennett
Secretary of
Barutiwa Communication Media Link, Corp.


(SEAL)
City of Cincinnati
County of Hamilton